Exhibit (h)(x)

Schedule to the ISDA Master Agreement between the Trust and Marex Securities Products Inc., dated November 14, 2025

Filed herewith.

Corgi Strategies, LLC

ISDA® International Swaps and Derivatives Association, Inc.

SCHEDULE to the 2002 Master Agreement

dated as of November 14, 2025 among Marex Securities Products Inc. (“Party A”) and Each series of Corgi ETF Trust I that is set forth on Appendix I of this Schedule, as such Appendix I may be amended, supplemented or otherwise modified from time to time, severally but not jointly, and acting by and through Corgi Strategies, LLC solely in its capacity as investment adviser and agent for each such series (each, a “Party B”) It is understood and agreed that the ISDA Master Agreement, including this Schedule and the Credit Support Annex to this Schedule, shall constitute a separate agreement between Party A and each Party B listed on Appendix I of this Schedule, as if each such Party B had entered into a separate agreement with Party A naming only such party as “Party B”, and that accordingly no party listed on Appendix I shall have any liability under this Agreement for the Obligations of any other party so listed on Appendix I. With respect to any Party B set forth on Appendix I, (i) only Confirmations of Transactions and a Master Confirmation Agreement between such Party B and Party A shall be part of the Agreement between such Party B and Party A, and (ii) any references in the Agreement or a Confirmation to the Schedule shall be deemed to refer to the Schedule to the Agreement that includes such Party B on Appendix I thereto (including, without limitation, any Annex applicable to such Party B), and the term “this Agreement” shall be construed accordingly.

Part 1. Termination Provisions. (a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v): ………………………………………………………………………….. None Specified

Section 5(a)(vi): …………………………………………………………………………. None Specified

Section 5(a)(vii): ………………………………………………………………………… None Specified

Section 5(b)(v): ………………………………………………………………………….. None Specified and in relation to Party B for the purpose of:

Section 5(a)(v): ………………………………………………………………………….. None Specified

Section 5(a)(vi): …………………………………………………………………………. None Specified

Section 5(a)(vii): ………………………………………………………………………… None Specified

Section 5(b)(v): ………………………………………………………………………….. None Specified (b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

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(c) The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and to Party B; provided, however that Section 5(a)(vi)(1) is hereby amended by deleting the clause “or becoming capable at such time of being declared”. For the purpose of this Part 1(c): “Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money. “Threshold Amount” means, with respect to Party A, the lower of 3% of its shareholders’ equity (as reported in its most recent annual financial statements) and USD [***] (or its equivalent in any other currency) and with respect to Party B, the lower of 3% of its Net Asset Value (as reported in its most recent financial statements) and USD [***] (or its equivalent in any other currency). (d) The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B. (e) The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, that with respect to either party, where the Event of Default specified in clauses (1), (3), (4), (5), (6) or, to the extent analogous thereto clause (8), of Section 5(a)(vii) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply. (f) “Termination Currency” means United States Dollars (“USD”). (g) Additional Termination Event. Additional Termination Events will apply to Party B as set forth below. The occurrence of any of the following events, as determined by Party A, will constitute an Additional Termination Event in accordance with Section 5(b)(vi) with respect to which Party B will be the sole Affected Party and all Transactions will be Affected Transactions. For the purpose of this Part 1(g): “Net Asset Value” (“NAV”) means, with respect to Party B, as of any date of determination, the dollar value of a single share, which dollar value will be, for the avoidance of doubt, (i) the value of Party B’s total assets minus its liabilities, divided by the number of shares outstanding, and (ii) calculated at the end of each Business Day, in each case in accordance with the Investment Company Act of 1940, as amended (the “40 Act”). (i) Bankruptcy or Suspension of Investment Adviser or any Sub-Adviser. (A) Corgi Strategies, LLC (the “Investment Adviser”) or any sub-adviser to Party B engaged by the Investment Adviser that enters into Transactions hereunder on behalf of Party B and that is identified in writing by the Investment Adviser to Party A (each, a “Sub-Adviser”) becomes ineligible to serve as investment adviser to Party B under Section 9(a) (or any analogous provision) of the 40 Act or otherwise and no exemption is granted pursuant to Section 9(c) (or any analogous provision) of that law, (B) Investment Adviser’s and/or the Sub-Adviser’s registration with the SEC has been suspended or terminated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or (C) any of the events described in Section 5(a)(vii) of this Agreement has occurred and is continuing in respect of the Investment Adviser or a Sub-Adviser. (ii) Change of Investment Adviser. (A) The board of trustees of Party B (the “Fund Board”) fails to approve the investment management contract of the Investment Adviser pursuant to Section 15(c) (or any

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analogous provision) of the 40 Act and the Investment Adviser is not duly serving under an interim contract entered into in accordance with Rule 15a-4 (or any analogous rule) under the 40 Act. (B) The Investment Adviser as of the date of this Agreement, ceases to exercise its functions as Party B’s investment adviser and has not been replaced by another entity that (1) is registered as an investment adviser with the SEC under the Advisers Act, (2) is eligible to serve as such under the 40 Act, (3) has had its investment management agreement (as amended, amended and restated, supplemented, or otherwise modified from time to time (including by a novation or assignment permitted under the terms thereof), the “Investment Management Agreement”) duly approved by the Fund Board and by the shareholders of Party B (if required), and (4) is satisfactory to Party A in its reasonable discretion. (iii) NAV Decline. Party B’s NAV has declined by any of the percentages below over the prescribed periods of time:

(A) [***] percent ([***]%) or more from the NAV at the end of the previous Business Day;

(B) [***] percent ([***]%) or more end from the NAV at the end of the last Business Day of the previous calendar month; or

(C) [***] percent ([***]%) or more over any three consecutive calendar months. (iv) NAV Floor. Party B’s aggregate NAV is, at any time, less than $[***]. (v) Suspension of Creations or Redemptions. Party B suspends redemptions or creations. (vi) Delisting. The listing of the shares of Party B on a regulated national securities exchange or the listing of any single share that Party B tracks uniquely for the purpose of its investment strategy is suspended or terminated without such shares having become listed on another regulated national securities exchange. (vii) General Compliance with the 40 Act and the Listing Exchange Requirements. By act or omission during the term of any Transaction, Party B fails to comply in all material respects with its obligations under the 40 Act including, without limitation, Section 12(d)(3) of that law and Rules 2a-5, 6c-11, 12d3-1, 18f-4, and 22e-4 thereunder and with the rules of the applicable listing exchange (the “Listing Exchange Requirements”). (viii) Enforcement action by the SEC or any State Regulator. An action by the U.S. Securities and Exchange Commission (the “SEC”) or one or more State or other regulatory authorities against Party B, the Investment Adviser or any Sub-Adviser is commenced or pending that alleges violations of Section 18 of the 40 Act, any other provision of that law, including without limitation Rule 22e-4 or any other rule thereunder or violations of Section 206 of the Advisers Act, any other provision of that law, and the rules and regulations thereunder or violations of anti-fraud provisions under state or federal law and such allegations or charges, in the reasonable judgment of Party A, if the SEC or such other regulatory authorities were to prevail, would materially impair Party B’s ability to perform its obligations hereunder, impair the ability of Party B to continue to distribute its shares, or impair the ability of the Investment Adviser or of any Sub-Adviser to act as investment adviser to Party B, or which could result in a parallel or related action by the SEC or any of such regulatory authorities against Party A. (ix) Suspension of Activities. Any action is taken to unwind Party B or to terminate or suspend Party B’s activities or any enforcement or sequestration action or proceedings are taken or are instituted

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against any part of Party B’s assets where such enforcement, sequestration action or proceedings impairs Party B’s ability to perform its obligations under this Agreement. (x) Breach of the Investment Management Agreement. By act or omission, Party B breaches the Investment Management Agreement in effect as of the date of this Agreement between Party B and the Investment Adviser that, according to the terms of the Investment Management Agreement, would impair Party B’s ability to perform its obligations under this Agreement. (xi) Material Change in Investment Strategy. There occurs a material amendment to the investment strategy or to the restrictions set out in the Prospectus, which, in the reasonable opinion of Party A, would materially impair Party B’s ability to perform its obligations under this Agreement. (xii) Delivery of Notices. Party B fails to deliver any of the notices or information specified under Part 3(b) of this Schedule and such failure is not remedied on or before the first Local Business Day after notice of such failure is given by Party A to Party B. (xiii) Material Change in method used to calculate NAV. Party B amends its accounting methodology (including the accounting methodology for calculating its NAV per share) other than in accordance with generally accepted accounting principles as applicable in the United States, also known as US GAAP. (xiv) Illegal Activity. An indictment or official criminal charge by a government authority, agency, court, prosecutor, or regulator alleging fraud, financial misconduct, embezzlement, money laundering, insider trading, market manipulation or other similar illegal or prohibited activity or breach of regulation is issued against Party B, the Investment Adviser or a Sub-Adviser. (xv) Stop Order; Suspension of Trading. The SEC issues a stop order in respect to Party B’s registration statement or trading in the shares of Party B or any single share that Party B tracks uniquely for the purpose of its investment strategy has been suspended for over three (3) Business Days.

Part 2. Tax Representations. (a) Payer Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B make the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position. (b) Payee Representations. For the purposes of Section 3(f) of this Agreement: (i) Party A makes the following representations:

(A) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes; and

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(B) It is an “exempt recipient” under Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations. (ii) Party B makes the following representations:

(A) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes; and

(B) It is an “exempt recipient” under Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations.

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a)(i) and 4(a)(ii) of the Agreement, each party agrees to deliver the following documents, as applicable: (a) Tax forms, documents or certificates to be delivered are: Party required to deliver document Forms/Documents/Certificates Date by which to be delivered Party A IRS Form W-9 (with all parts fully completed), or any successor form thereto, and appropriate attachments (if any).

(i) Upon execution of this Agreement, (ii) promptly upon reasonable demand by Party B and (iii) promptly upon Party A learning that any such form previously provided by Party A has become obsolete, incorrect, or ineffective. Party B IRS Form W-9 (with all parts fully completed), or any successor form thereto, and appropriate attachments (if any).

(i) Upon execution of this Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon Party B learning that any such form previously provided by Party B has become obsolete, incorrect, or ineffective. (b) Other documents to be delivered are: Party required to deliver document Form/Document/Certificate Date by which to be delivered Covered by

Section 3(d) Representation Party A Appropriate evidence, to the satisfaction of the other party, of its legal capacity, and the authority of its signatory or signatories to enter into this Agreement, and/or each Transaction on its behalf. Upon execution and delivery of this Agreement, and in relation to each Transaction, Yes

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promptly upon request of the other party. Party B Appropriate evidence, to the satisfaction of the other party, of its legal capacity, and the authority of its signatory or signatories to enter into this Agreement, and/or each Transaction on its behalf. Upon execution and delivery of this Agreement, and in relation to each Transaction, promptly upon request of the other party. Yes Party A A copy of Party A’s most recently available annual report containing consolidated financial statements for its most recently ended fiscal year certified by its independent public accountants as fairly presenting the financial condition of a party and its consolidated subsidiaries as at the close of such fiscal year; provided that Party A’s annual report and audited financial statements are publicly available and may be accessed by Party B at https://www.marex.com and for so long as such annual reports and audited financial statements are publicly available, Party A shall not be independently required to deliver its annual reports or audited financial statements to Party B hereunder. By the 120th calendar day following the end of the relevant fiscal year. Yes Party B A copy of Party B’s most recently available annual report containing consolidated financial statements for its most recently ended fiscal year certified by its independent public accountants as fairly presenting the financial condition of a party and its consolidated subsidiaries as at the close of such fiscal year; provided that if Party B’s annual report and audited financial statements

are

publicly availablehttps://www.marex.com/, Party B shall not be independently required to deliver its annual reports or audited financial statements to Party A hereunder. By the 90th calendar day following the end of the relevant fiscal year. Yes Party B A copy of Party B’s most recently available quarterly and semi-annual financial reports fairly presenting the financial condition of a party and its consolidated subsidiaries as at the close of such relevant period; provided that if such financial statements are publicly available, Party B shall not be independently required to deliver such financial statements to Party A hereunder. By the 45th calendar day following the end of the relevant period. Yes

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Party A and Party B The Credit Support Documents and the Investment Adviser Side Letter duly executed. Upon execution and delivery of this Agreement. Yes Party B Operative Documents and any amendments thereto. “Operative Documents” means, as applicable, (1) the trust indenture, corporate charter, limited partnership agreement, memorandum and articles of association, by-laws or other constituent documents of Party B, including, if applicable, the master trust agreement and series trust agreement of Party B; (2) the then-current disclosure document of Party B, including the Prospectus and statement of additional information; (3) if applicable, the listing application filed by the listing exchange under Rule 19b-4 and the related Order; (4) if applicable, the exemptive application filed by Part B with the SEC under the Act, as amended; (5) a list of authorized participants of Party B; and (6) the Investment Management Agreement and any sub-advisory agreement. “Prospectus” means the prospectus of Party B, as amended, supplemented or varied from time to time. Upon execution and delivery of this Agreement; and in the case of any amendments thereto, upon the occurrence of such amendments. Yes

Part 4. Miscellaneous. (a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement: Address for notices or communications to Party A: Attention: Mike Rosen and Conor Foley, Address: Marex Securities Products Inc., 140 East 45th Street, Floors 10 & 11 New York, NY 10017 Telephone: +1 (516) 746-5723 +1 (212) 894-0028 E-mail: mrosen@marex.com

cfoley@marex.com With copy to: Attention: Marex Legal E-mail: uslegal@marex.com Address for notices or communications to Party B: Attention: Corgi Strategies, LLC 425 Bush St, Suite 500 San Francisco, CA 94104 Telephone:

(855) 552-6744 E-mail: compliance@founderledfunds.com

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(b) Process Agent. For the purpose of Section 13(c) of this Agreement: Party A appoints as its Process Agent: not applicable. Party B appoints as its Process Agent: not applicable. (c) Offices. Not applicable. (d) Multibranch Party. For the purpose of Section 10(b) of this Agreement: Party A is not a Multibranch Party. Party B is not a Multibranch Party. (e) Calculation Agent. (i) The Calculation Agent is Party A (unless otherwise specified in a Confirmation in relation to the relevant Transaction) and provided that no Event of Default with respect to Party A has occurred and is continuing. If an Event of Default with respect to Party A has occurred and is continuing, then the Calculation Agent shall be a recognized, independent dealer in derivatives selected by Party B.

(ii) Party A and Party B agree to use their best efforts to resolve expeditiously any disagreements concerning calculations or determinations hereunder. If Party A and Party B cannot agree on any calculations or determinations, they agree to appoint expeditiously and jointly an independent dealer in the instruments or other obligations the subject of the relevant Transaction to make such calculations and determinations.

(iii) All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. The failure of a party to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event. Any amounts determined by the Calculation Agent shall, absent manifest error, be binding upon the parties. (f) Credit Support Document. Details of any Credit Support Document: In relation to Party A and Party B, the Credit Support Annex dated on or around the date hereof between Party A and Party B (the “Credit Support Annex”) and the Account Control Agreement (as defined in the Credit Support Annex). (g) Credit Support Provider. Not applicable. (h) Governing Law. Sections 13(a) and (b) of this Agreement are deleted and replaced in their entirety with the following: “(a) Governing Law. This Agreement and each Confirmation entered into hereunder will be governed by, and construed, interpreted and enforced in accordance with the laws of the State of New York (without reference to the Conflicts of Laws provisions thereof (other than Sections 5-1401 and 5- 1402 of the New York General Obligations Law)). (b) Jurisdiction. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof for the purpose of any legal suit, action or proceeding arising out of or relating to this Agreement (“Proceeding”). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum.” (i) Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement.

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(j) Affiliates. The word “Affiliate” will have the meaning specified in Section 14 of this Agreement; provided, that with respect to Party B, the term “Affiliate” shall exclude for all purposes any person or entity directly or indirectly controlling Party B or under common control with Party B including the Investment Adviser or any Sub-Adviser. In addition, no Party B shall be deemed to be an “Affiliate” or an “Affiliated Person” (as defined in Section 2(a)(3) of the 40 Act) of any other Party B. (k) Absence of Litigation. For the purposes of Section 3(c): “Specified Entity” means in relation to Party A, none. “Specified Entity” means in relation to Party B, none. (l) No Agency. The provisions of Section 3(g) will apply to this Agreement. (m) Additional Representation. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation: (i) Relationship between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(A) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(B) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(C) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction. (ii) Eligible Contract Participant. (A) With respect to Party A, it is an “eligible contract participant” as defined in Section 1a(18)(A)(v) of the Commodity Exchange Act (as amended, the “CEA”), or the rules promulgated by the Commodity Futures Trading Commission and the SEC thereunder, and

(B) with respect to Party B, it is an “eligible contract participant” as defined in Section 1a(18)(A)(iii) of the CEA. (iii) Compliance with the 40 Act. Party B represents and warrants to Party A that its entry into and performance of its obligations hereunder and entry into the transactions contemplated by this Agreement and any Confirmation hereunder do not and will not violate any law, regulation, rule or order to which Party B is subject, including, without limitation, the 40 Act and the rules and regulations of the SEC thereunder, Party B’s registration statement, as declared effective by the SEC or Party B’s policies and procedures, including without limitation, its derivatives risk management program, which it has adopted and maintained in accordance with Rule 18f-4 under the 40 Act. Party B will promptly notify Party A in writing if any aspect of this representation and undertaking becomes untrue.

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(iv) Authority. It has full corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each Transaction.

Part 5. Other Provisions. (a) Definitions. The definitions and provisions contained in the 2006 ISDA Definitions, as amended and supplemented by the ISDA Benchmarks Supplement (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and any other relevant definitions booklet published by or in conjunction with ISDA, as may be amended, supplemented or updated from time to time and as amended and supplemented by the ISDA Benchmarks Supplement (together, the “Definitions”) are incorporated into this Agreement, each Transaction and each Confirmation. All terms appearing in a Confirmation with initial capital letters shall have the meaning set forth in the Definitions, unless otherwise defined in such Confirmation. Any amendments, supplements or updates to the Definitions shall be deemed to apply to Transactions entered into after the relevant publication date and the prior Definitions will be deemed superseded thereby, unless otherwise stated in the relevant Confirmation. (b) Inconsistency. In the event of any inconsistencies, the components of this Agreement prevail over each other in the following order: (i) the Confirmation, for the purpose of the relevant Transaction; (ii) this Schedule; and (iii) the Definitions. (c) Accuracy of Specified Information. Section 3(d) of this Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.” (d) Change of Account. Each Party may change its account provided that if such new account is not in the same Tax jurisdiction as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive lesser amounts as a result of such change than would have been the case if such change had not taken place. (e) Administrative Errors. The provisions of Section 5(a)(i) and Section 5(a)(v) of this Agreement will apply to Party A and will apply to Party B, but shall exclude any payment default that results solely from an error or omission of an administrative or operational nature (so long as sufficient funds were available to the relevant party on the relevant date to make the relevant payment), but only if the payment is made within two Local Business Days after such error or omission has been notified to, or otherwise discovered by, the relevant party. (f) Additional Representation of Investment Adviser. The Investment Adviser hereby represents and warrants to (which representations and warranties will be deemed to be repeated at all times until the termination of this Agreement) and agrees with Party A as follows: (i) The Investment Adviser (and to the extent applicable, any Sub-Adviser) is duly organized and validly existing and in good standing under the laws of its place of organization and complies in all material respects with the 40 Act and the regulations promulgated thereunder; (ii) The Investment Adviser (and to the extent applicable, any Sub-Adviser) is fully authorized to act as investment adviser to Party B pursuant to an Investment Management Agreement that has been approved in accordance with the requirements of the 40 Act, and is fully authorized by said Investment Management Agreement to act as the agent of Party B, to execute and deliver the Agreement on Party B’s behalf, and to bind Party B with respect to all the assets of Party B as to any Transaction contemplated hereunder, including without limitation entering into Transactions on

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behalf of Party B, negotiating and executing Confirmations on behalf of Party B, delivering Confirmations on behalf of Party B, exercising any termination or other rights of Party B hereunder, posting assets of Party B as collateral for Transactions with Party A pursuant to the Account Control Agreement and receiving payments and making transfers on behalf of Party B; (iii) Each Transaction entered into in connection with this Agreement on behalf of Party B is suitable and appropriate and in accordance with the investment objectives and guidelines for Party B and complies with the terms of Party B’s prospectus and statement of additional information; and (iv) The Investment Adviser Side Letter dated on or about the date hereof is true, correct, and accurate in all respects, and the Investment Adviser will comply with all obligations undertaken by it therein. (g) Additional Representations of Party B. Party B hereby represents and warrants to (which representations and warranties will be deemed to be repeated at all times until the termination of this Agreement) and agrees with Party A as follows: (i) Party A may rely on the representations herein with respect to the Investment Adviser’s (and to the extent applicable, the Sub-Adviser’s) authority to act on behalf of Party B until Party A shall have received written notice of a change in, revocation or rescission of such authority; no change in, revocation or rescission of such authority shall affect in any manner the rights and indemnities inuring to Party A with respect to the obligations of Party B hereunder arising prior to actual receipt by Party A of written notice of such change, revocation or rescission; (ii) Party A is not acting as a fiduciary in respect of Party B and has no responsibility governing the conduct thereof, or of the Investment Adviser or any Sub-Adviser, or of fiduciaries thereto; and any information given by Party A in connection with any Transaction will not serve as a primary basis of any investment decision by or on behalf of Party B or of the Investment Adviser or any Sub-Adviser; (iii) Any action taken or purported to be taken by the Investment Adviser or any Sub-Adviser on behalf of Party B shall be binding on Party B and Party A shall not be under any obligation to inquire as to the authority of the Investment Adviser or any the Sub-Adviser to bind Party B (iv) Party B will indemnify, defend and hold harmless Party A in respect of any and all actions taken or purported to be taken (including, without limitation, in respect of any Transaction) on behalf of Party B by the Investment Adviser in connection with this Agreement that exceed the authority of the Investment Adviser; (v) With respect to this Agreement and each Transaction, it will be in full compliance with all Operative Documents, and this Agreement and each Transaction is and will be authorized and permissible transactions and investments hereunder; (vi) All governmental and other consents that are required to have been obtained by Party B with respect to this Agreement have been obtained and are in force and effect and all conditions of such consents have been complied with; (vii) Party B is duly registered with the SEC as an investment company under the 40 Act and an exchange-traded fund operated in accordance with Rule 6c-11 under the 40 Act and has operated in compliance in all material respects with the 40 Act; (viii) No proposal has been submitted to the holders of Party B’s outstanding voting securities regarding any proposed change to or modification of (1) Party B's classification under Section 5 of the 40 Act,

(2) Party B's investment policies or guidelines or any Operative Document regarding the use of derivatives, (3) the nature of Party B’s business or (4) any matter requiring the vote of the holders of Party B’s voting securities under Section 13 of the 40 Act, which in each case could reasonably be

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expected to materially adversely affect this Agreement or any Transaction; (ix) No action has been taken by the SEC and applicable state securities regulators to suspend or revoke any applicable registration and to its knowledge no investigation or regulatory proceeding has been commenced by the SEC or any state securities regulatory authority which is reasonably likely to materially adversely affect Party B’s ability to perform its obligations hereunder and under any Transaction; (x) The assets of Party B do not and will not constitute the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or a “Plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986; and (xi) Party B has complied in good faith with written policies and procedures that are reasonably designed to ensure that Investment Adviser is capable of (A) evaluating recommendations that may be made by Party A (if any) with respect to any Transaction and (B) making trading decisions on behalf of Party B; and (xii) Party B, in consultation with Investment Adviser, will exercise independent judgment in evaluating recommendations that may be made by Party A (if any) with respect to any security-based swap transaction. (h) Scope of the Agreement. This Agreement shall govern any Specified Transaction, which the parties have entered into or may enter into, other than any securities lending transaction, repurchase transaction, reverse repurchase transaction, or any other transaction in respect of which the relevant document or other confirming evidence expressly incorporates by reference the application of a master agreement or other terms and conditions other than this Agreement. Each such Specified Transaction shall be deemed to constitute a Transaction for the purpose of this Agreement. For the purpose of this provision only, “Specified Transaction” means (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement and the other party to this Agreement

(1) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (2) which is a type of transaction that is similar to any transaction referred to in clause (1) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (ii) any combination of these transactions.

(i) Limitation of Liability; No Individual Liability of Investment Adviser. Notwithstanding anything to the contrary in this Agreement or any Schedule, addendum, Confirmation or other document or agreement issued, delivered or entered into in connection with this Agreement or any Transaction under this Agreement, Party A acknowledges and agrees that: (A) any obligation or liability of a particular Party B under or related to this Agreement, any Transaction hereunder and all other documentation executed in connection herewith or therewith shall be limited to, and paid solely out of, the assets of such Party B and no other Party B or series or portfolio hereunder, and (B) neither the Investment Adviser nor any of their respective affiliates, officers, directors, managers, employees or agents shall be personally liable for any obligation or liability hereunder. (j) Waiver of Confidentiality. Notwithstanding any agreement to the contrary, Party B agrees to cooperate with Party A, so far as necessary, in order to report any Transaction or information relating to a Transaction to a swap data repository or security-based swap data repository in accordance with any applicable laws or

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regulation. Notwithstanding anything to the contrary in this Agreement or in any non-disclosure, confidentiality or other agreement between the parties, Party B hereby consents to the disclosure of information to affiliated third parties or service providers of Party A as reasonably necessary for Party A to fulfill its regulatory obligations. (k) Bankruptcy Code. Without limiting the applicability of any other provision of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended (the “Bankruptcy Code”) (including, without limitation, Sections 362, 546, 553, 556, 560, 561 and 562 of the Bankruptcy Code and the applicable definitions in

Section 101 of the Bankruptcy Code) or any other applicable law, the parties acknowledge and agree that all Transactions entered into hereunder are intended to constitute “swap agreements” as defined in Section 101

(53B) of the Bankruptcy Code, that the rights and remedies of the parties under Section 6 are intended to constitute contractual rights to terminate, accelerate and liquidate Transactions, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 553, 556, 560, 561 and 562 of the Bankruptcy Code and the applicable definitions in Section 101 of the Bankruptcy Code, and any other applicable law. (l) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO HAVE A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION. (m) LIMITATION OF LIABILITY. NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL OR INDIRECT DAMAGES (REGARDLESS OF WHETHER ARISING FROM ITS OWN NEGLIGENCE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) TO ANY OTHER PARTY EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE DEEMED TO BE SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION SHALL AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY TERM OR PROVISION IN SECTION 6(e) OF THIS AGREEMENT. IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY. (n) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via email or other electronic transmission). Party B agrees to promptly respond to such Confirmation, either confirming agreement thereto by sending its executed counterpart thereto to Party A or requesting a correction of any error(s) contained therein. Any failure by Party A to send a Confirmation, or any failure by Party B to so respond shall not affect the validity or enforceability of any Transaction that has been validly executed and, absent manifest error, there shall be a presumption that the terms contained in such Confirmation correctly state the terms of the Transaction and such Confirmation shall be binding on Party A and Party B in all respects. (o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement and will preserve the economic value thereof provided, however, that this severability provision shall not be applicable if any provision of Sections 1(c), 2, 5, 6 or 13 of this Agreement (or any definition or provision in Section 14 of this Agreement to

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the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable. (p) USA PATRIOT Act Notice. Party A hereby notifies Party B that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B, its Tax-Identification Number, and other information that will allow Party A to identify Party B in accordance with the Act. (q) Statute of Frauds. The parties agree not to contest, or to enter or assert any defense or counterclaim concerning, the validity or enforceability of any Transaction on the grounds that the documentation for such Transaction fails to comply with the requirements of any jurisdiction’s (of whatever country, province, or state) statute of frauds or any other statute, regulation or judicial decision that agreements be written or signed. (r) ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg /Spanish/UK entity-in-resolution version). The parties to this Agreement agree that the amendments set out in the Attachment to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/ Luxembourg/Spanish/UK entity-in-resolution version Protocol published by ISDA on July 14, 2016 and available on the ISDA website (www.isda.org) shall apply to this Agreement. The parties further agree that this Agreement will be deemed to be a Covered ISDA Master Agreement and that the Implementation Date shall be the effective date of this Agreement as amended by the parties for the purpose of such Protocol amendments regardless of the definitions of such terms in the Protocol. (s) ISDA 2015 Section 871(m) Protocol. The parties to this Agreement agree that the amendments set out in the Attachment to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 02, 2015 and available on the ISDA website (www.isda.org) shall apply to this Agreement. The parties further agree that this Agreement will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Agreement as amended by the parties for the purpose of such Protocol amendments regardless of the definitions of such terms in the Protocol. (t) Dodd-Frank Protocols. Party B agrees that it has or, if not, prior to entry into this Agreement, Party B agrees to (1) adhere to the ISDA August 2012 DF Protocol published by ISDA on August 13, 2012, the ISDA March 2013 DF Protocol published by ISDA on March 22, 2013 and the ISDA 2021 SBS Top-Up Protocol published by ISDA on May 3, 2021 (each, a “Protocol Agreement”), as applicable and as requested by Party A, by delivery to ISDA of an Adherence Letter and (2) complete and submit any necessary Questionnaire (as defined in the Protocol Agreement). (u) Condition Precedent. Section 2(a)(iii) of the Agreement is amended to insert the words “, Additional Termination Event” after the words “no Event of Default”. (w) Security-Based Swap Dealer Statements. Party A hereby notifies Party B that it: (i) is not an insured depository institution (as defined in 12 U.S.C. § 1813) and (ii) is not a financial company (as defined in section 201(a)(11) of the Dodd-Frank Act, 12 U.S.C. § 5381(a)(11)). (x) Additional Representation of Party A – ISDA SBS Protocol II. For the avoidance of doubt, Party A hereby represents and warrants as follows: (i) Party A agrees to the terms of SBS II Schedule 3, (ii) Party A agrees to the terms of SBS II Schedule 4, (iii) for purposes of Part III of SBS II, Schedule 4, Party A agrees to exchange Portfolio Data and (iv) for purposes of Part V of SBS II Schedule 4, Party A agrees to reconcile against SBSDR Data. (y) Resolution Stay Rules. The parties agree that to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form part of this Agreement, and for such purposes this Agreement shall be deemed a

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Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under its most recent adherence to the Protocol. In the event that, after the date of this Agreement, all parties hereto have become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this sub-clause. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this sub-clause without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this sub-clause the following definitions shall apply: “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “QFC Stay Rules” means the regulations promulgated pursuant to the Federal Deposit Insurance Act (12 U.S.C. 1811-1835a) and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381-5394), codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8 as of the date of this Agreement, which, subject to limited exceptions, require an express recognition of the stay-and- transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(z) Consent to Recording. Each party consents to the recording of the conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential transaction whether by one or any or all of the parties or their agents. (Signature page follows)

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IN WITNESS WHEREOF, the parties executing this Schedule by their duly authorized officers have executed the Master Agreement and have agreed as to the contents of this Schedule. Marex Securities Products, Inc., as Party A

By: /s/ Jennifer Kaiser

Name: Jennifer Kaiser

Title: Authorized Signatory

By: /s/ Michael Rosen

Name: Michael Rosen

Title: Authorized Signatory Each series of Corgi ETF Trust I that is set forth on Appendix I of this Schedule, as such Appendix I may be amended, supplemented or otherwise modified from time to time, severally but not jointly, as Party B

By: Corgi ETF Trust I

By: /s/ Emily Yuan

Name: Emily Yuan

Title: Trustee Corgi Strategies, LLC, in its individual corporate capacity solely with respect to the representations made by it within

Part 5(f) of the Schedule to this Agreement

By: /s/ Emily Yuan

Name: Emily Yuan

Title: President (Signature page of 2002 ISDA Schedule dated 11/14/2025) Authorized Signatory Authorized Signatory

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Appendix I

Trust Series Ticker Date of Agreement

Corgi ETF Trust I Founder-Led ETF FDRS November 14, 2025

Corgi ETF Trust I Founder-Led 2x Daily ETF FDRX November 14, 2025